UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 18, 2011

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1999 Equity Incentive Plan Amendment

Effective January 18, 2011, Ariba, Inc. (“Ariba” or the “Company”) approved an amendment to its 1999 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of its common stock available for issuance under the Plan by 8,000,000 shares. The amendment was approved by the affirmative vote of a majority of those shares present in person or represented by proxy at the Company’s Annual Meeting of Stockholders on January 18, 2011.

The Plan reserves a total of 8,967,494 shares of common stock for issuance pursuant to grants of stock options, restricted stock, stock appreciation rights and stock units.

A summary of the material terms of the Plan is set forth in the Company’s definitive proxy statement for the 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 8, 2010. The summary in the definitive proxy statement and the description of the Plan contained herein are qualified in their entirety by reference to the full text of the Plan which is filed as Appendix A to the definitive proxy statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on January 18, 2011, the Company’s stockholders approved the three proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement.

1. Elect two members of the Board of Directors to serve for a three-year term:

Name	Votes For	Withheld	Broker Non-Votes
Robert M. Calderoni	67,561,945	3,435,909	8,756,768
Robert E. Knowling, Jr.	59,997,665	11,000,189	8,756,768

2. Approve the amendment to Ariba’s 1999 Equity Incentive Plan to increase the number of shares of common stock available under the plan by 8,000,000 shares and to approve the material terms of this plan for tax purposes.

Votes For	Against	Abstain	Broker Non-Votes
47,602,958	23,365,211	29,685	8,756,768

3. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2011.

Votes For	Against	Abstain	Broker Non-Votes
79,390,226	137,921	226,475	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: January 20, 2011	By:	/s/ Ahmed Rubaie
Ahmed Rubaie
Executive Vice President and Chief Financial Officer